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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption "Selected Consolidated Financial Data" in the Annual Report (Form 10-K) for the year ended December 31, 1996 of Citrix Systems, Inc. and to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80201) pertaining to the 1995 Stock Plan, 1995 Non-Employee Director Stock Option Plan and the 1995 Employee Stock Purchase Plan and Registration Statement (Form S-8 No. 333-
2030) pertaining to the 1989 Stock Option Plan of Citrix Systems, Inc. of our report dated January 15, 1997 (except for paragraph 21 of Note 2 and Note 16 as to which the dates are February 26, 1997 and March 19, 1997, respectively), with respect to the consolidated financial statements and schedule of Citrix Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          /s/ Ernst & Young LLP

West Palm Beach, Florida
March 27, 1997